Exhibit 1.01

Electronics For Imaging, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2015

This Conflict Minerals Report of Electronics For Imaging, Inc. (the “Company”) for the year ended December 31, 2015 is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations when a registrant manufactures or contracts to manufacture products for which Conflict Minerals (as defined below) are necessary to the functionality or production of such products. Conflict Minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten.

The Company and Its Products

Unless the context otherwise requires, the “Company,” “EFI,” “we,” “our, and “us” refer to Electronics For Imaging, Inc. and its consolidated subsidiaries.

We are a world leader in customer-centric digital printing innovation focused on the transformation of the printing, packaging, ceramic tile decoration, and textile industries from the use of traditional analog based printing to digital on-demand printing.

Our products include industrial super-wide and wide format, label and packaging, textile, and ceramic tile decoration digital inkjet printers that utilize our digital ink, industrial digital inkjet printer parts, and professional services; print production workflow, web-to-print, cross-media marketing, and business process automation solutions; and color digital front ends (“DFEs”) creating an on-demand digital printing ecosystem. Our ink includes digital ultra-violet (“UV”), light emitting diode (“LED”), ceramic, and thermoforming ink, as well as a variety of textile ink including dye sublimation, pigmented, reactive dye, acid dye, pure disperse dye and water-based dispersed printing ink. Our award-winning business process automation solutions are integrated from creation to print and are vertically integrated with our industrial digital inkjet printers and products produced by the leading printer manufacturers that are driven by our Fiery DFEs.

Our product portfolio includes industrial super-wide and wide format digital inkjet products (“Industrial Inkjet”), including VUTEk and Matan super-wide and wide format, Reggiani textile, Jetrion label and packaging, and Cretaprint digital ceramic tile decoration industrial digital inkjet printers; print production workflow, web-to-print, cross-media marketing, and business process automation software (“Productivity Software), which provides corporate printing, label and packaging, publishing, and mailing and fulfillment solutions for the printing and packaging industry; and Fiery DFEs (“Fiery”). Our integrated solutions and award-winning technologies are designed to automate print and business processes, streamline workflow, provide profitable value-added services, and produce accurate digital output.

We have determined that gold, tantalum and tin are necessary to the functionality or production of some of our manufactured products in our Industrial Inkjet, Productivity Software and Fiery portfolios.

We have adopted a policy relating to Conflict Minerals, incorporating the standards set forth in the Second Edition of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tin, tantalum and tungsten (“OECD Framework”). The policy states that EFI will not knowingly purchase raw materials, subassemblies, or supplies that are known to contain Conflict Minerals that directly or indirectly finance or benefit armed groups in any of the Covered Countries (as defined below). Our policy further states that we will exercise due diligence with relevant suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and encourage our suppliers to do likewise with their suppliers.

Our conflict minerals policy is posted at the Investor Relations section of our website at www.efi.com.

Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with the Rule, the Company undertook a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in its manufactured products. This RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively, the “Covered Countries”), and whether any of the Conflict Minerals may be from recycled or scrap sources (as defined by paragraph (d)(6) of Item 1.01 of Form SD). The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals.

EFI’s supply chain with respect to our products is complex. There are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of Conflict Minerals as EFI does not purchase Conflict Minerals directly from mines, smelters or refiners. We rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us including sources of Conflict Minerals that are supplied to them from lower tier suppliers.

We designed our due diligence measures to be in conformity, in all material respects, with the framework in the OECD Framework.

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Our RCOI and due diligence efforts included conducting a supply-chain survey with direct suppliers using the Electronics Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners that contribute Conflict Minerals to our suppliers and follow up contact with those that did not respond to our initial inquiries and those that provided incomplete responses. We also performed a review of the smelter information provided by those suppliers that included such information in the collected surveys, determining whether the identified smelters are “known” smelters or have been identified as “conflict free” by the EICC/GeSI Conflict Free Smelter Program (“CFSP”) for Conflict Minerals.

For the year ended December 31, 2015, we contacted 113 Tier 1 suppliers, which accounted for approximately 95% of our 2015 production supply spend on products that could contain gold, tin, tantalum or tungsten. We conducted a survey of these suppliers to determine whether gold, tin, tantalum or tungsten in components contained in our products may have originated in the Covered Countries or if they were from recycled or scrap sources. We also issued subsequent reminders for supplier survey non-responses. As a result of our efforts, we received responses from approximately 77% of suppliers surveyed and approximately 62% of supplier survey responses listed the smelters/refiners used in their supply chain.

The responses contained varying degrees of information regarding the names and locations of smelters/refiners, which process necessary Conflict Minerals used in our suppliers’ products, which are ultimately incorporated into our products. We reviewed the responses and made further inquiries of our suppliers as necessary

Many of the responses received provided smelter or refinery information at a company or divisional level or were unable to specify the smelters or refiners used for products supplied to EFI. As a result, EFI is unable to determine whether any of the Conflict Minerals reported by our suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refineries are actually in EFI’s supply chain. Through our participation in the Conflict-free Sourcing Initiative (“CFSI”), we continue to support independent third party audits through the CFSI or other third party certification schemes.

Our due diligence process includes participation in CFSI and following the OECD Framework. We requested that our suppliers complete the CMRT survey in order to obtain information about Conflict Minerals smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain.

Although the majority of survey responses provided smelter and refiner data, some responses did not completely list all the smelters or refiners used in their supply chain. We analyzed and compared the Conflict Minerals smelter and refiner data we received against information obtained from the CFSI database. For the calendar year 2015, our due diligence identified 356 smelters and refiners as potential sources of Conflict Minerals that were reported to be in our supply chain.

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In order to provide compliance status, we completed further analysis of the 356 smelters and refiners, of which 228 have been certified as conflict-free compliant by the CFSI approved program or are known to be legitimate smelters that the CFSI outreach program categorizes as active in the process of obtaining an audit, but have yet to be certified. The remaining 128 are either alleged smelters or refiners or are known smelters and refiners that have been allocated a Smelter Identification CID number but are not currently active in the CFSI program. For 2015, our due diligence identified the information set forth in the following table:

Metal	Number of Refiners/Smelters	Number of CFSI Certified or Active Refiners/Smelters
Gold	148	80
Tantalum	43	40
Tin	126	81
Tungsten	39	27

Total	356	228

CFSP compliance results are as of May 27, 2016. The data above was obtained from the non-public (member only access) CFSI Data Exchange Forum as of May 27, 2016.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the minerals in our products include the smelters listed in Appendix I. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the CFSI and other sources, we believe that the countries of origin of the Conflict Minerals contained in our products may include the countries listed in Appendix II below as well as recycled and scrap sources.

The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

Risk Mitigation/Future Due Diligence Measures

During the year ended December 31, 2015, the Company undertook the following steps to improve the due diligence conducted to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries, including:

•	Increased the number of suppliers contacted;

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•	Encouraged our suppliers to purchase materials from smelters that are listed on the CFSP Compliant Smelter Lists and have been certified as conflict-free by an independent auditor through the CFSP;

•	Organized a cross-functional team to review and evaluate data gathering in connection with determining the source of the necessary Conflict Minerals in our products and elevated non-responsive issues as necessary.;

•	Provided a telephone hot-line and e-mail address for supplier communication relating to Conflict Minerals; and

•	Joined the CFSI in order to enhance our due diligence efforts.

The Company expects that it will undertake the following additional steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries, including:

•	Increasing the number of suppliers contacted;

•	Encouraging our direct suppliers to purchase materials from smelters that are listed on the CFSP Compliant Smelter Lists and have been certified as conflict-free by an independent auditor through the CFSP;

•	Encouraging our suppliers to encourage smelters in their supply chain to undergo the audit process to be certified as conflict-free through an industry program, such as the CFSP; and

•	Continue implementing down-stream reporting obligations in our future contracts with suppliers.

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APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Advanced Chemical Company*	USA
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	USA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG*	Germany
Gold	Baker	Unknown
Gold	Baiyin Nonferrous Group Co., Ltd	China
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	Casa Da Moeda Do Brasil-CMB	Brazil
Gold	CCR Refinery – Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux S.A.*	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	China Sino-Platinum Metals Co.,Ltd	China
Gold	China Henan Zhongyuan Gold Smelter*	China
Gold	China’s Shangdong Gold Mining Co.,Ltd*	China
Gold	Chongyi Zhangyuan Tungsten Co Ltd	China
Gold	Chugai Mining	Japan

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Compagnie Des Metaux Precieux Paris	France
Gold	Comptoir-Lyon-Alemand, Louyot-Paris	France
Gold	Cookson SEMPSA (Cookson Group)	Spain
Gold	Daejin Indus Co. Ltd*	Republic of Korea
Gold	Daye Nonferrous	China
Gold	Degussa	Germany
Gold	Do Sung Corporation*	Republic of Korea
Gold	DODUCO GmbH*	Germany
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dosung Corporation*	Republic of Korea
Gold	Dowa*	Japan
Gold	Echememi Enterprise Corp. (Futures Exchange)	Unknown
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Engelhard Corporation	USA
Gold	Faggi Enrico S.p.A.*	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation*	USA
Gold	Gold And Siver Refining Strokes Ltd.	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co KG*	Germany
Gold	HH Handy & Harman	Canada
Gold	Hwasung CJ Co., Ltd.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	China

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Inovan Gmbh	Germany
Gold	Ishifuku Metal Industry Co., Ltd.*	China
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited*	China
Gold	Jin Jinyin Refining Company Limited	China
Gold	Jinlong Copper Co. Ltd	China
Gold	Johnson Matthey USA*	USA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	USA
Gold	KGHM Polska Miedź Spółka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	USA
Gold	LS Nikko*	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion*	USA
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MEM (Sumitomo Group)*	Japan

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Metahub Industries Sdn. Bhd.	USA
Gold	Metallurgie Hoboken Overpelt	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	USA
Gold	Metalúrgica Met-MEx Peñoles, S.A. de C.V*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Realized the enterprise co.,ltd.	Unknown

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Remondis Argentina	The Netherlands
Gold	Republic Metals Corporation*	USA
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	USA
Gold	Samduck Precious Metals*	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Saxonia Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.*	The Netherlands
Gold	Sempsa Joyería Platería SA*	Spain
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	Unknown
Gold	Shandong Penglai Gold Smelter	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen FuJun Material Technology Co. Ltd	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	SMM, Toyo Smelter & Refinery*	Japan
Gold	So Accurate Group, Inc.	USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Super Dragon Technology Co., Ltd.	China
Gold	The Sheffield Smelting Co. Ltd.	Unknown

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Gold	Guangdong, Gao Yao He Tai Gold Mining	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom*	Republic of Korea
Gold	Umicore Brasil Ltda*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Germany
Gold	United Precious Metal Refining, Inc.*	Belgium
Gold	Valcambi SA*	Switzerland
Gold	W.C. Hereaus	Unknown
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	Wieland Edelmetalle GmbH*	Germany
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Limited Company	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	China
Tantalum	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	USA
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	USA
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tantalum	Global Advanced Metals Boyertown*	USA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	USA
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	Kemet Blue Metals*	Mexico
Tantalum	Kemet Blue Powder Corporation*	USA
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	QuantumClean*	USA
Tantalum	Resind Indústria e Comércio Ltda.*	Brazil

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex Metals*	USA
Tantalum	Tranzact, Inc.*	USA
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd*	China
Tantalum	Zhuzhou Cemented Carbide*	China
Tin	Alent Plc*	Canada
Tin	Alpha*	USA
Tin	An Thai Minerals Co., Ltd.*	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company*	Vietnam
Tin	Assaf Conductors Ltd.	USA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson Alpha Metals Taiwan*	Taiwan
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV Prima Tiga Sekawan*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dae Chang Co. Ltd	Republic of Korea

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tin	Dongguan Qiandao Tin Co., Ltd	China
Tin	Dowa*	Japan
Tin	Elmet S.L.U. (Metallo Group)*	Spain
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Fuji Metal Mining Corp.	Japan
Tin	Funsur*	Peru
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jin Ye Mineral Co., Ltd.*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Yunxi Group Corp	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Guang Xi Hua Xi Corp	China
Tin	Guangxi China Tin Group Co., Ltd*	China
Tin	Guangxi Huaxi Group Limited	China
Tin	Guangxi Nonferrous Metals Group (Hechi Xinhua smelting limited company)	China
Tin	Harada Metal Industry Co., Ltd.	Unknown
Tin	High-Tech Co., Ltd. Taiwan	Taiwan
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	Indonesia State Tin Corp Mentok Smelter)*	Indonesia
Tin	Jau Janq Enterprise Co., Ltd.	Taiwan
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Jiangxi Nanshan	China
Tin	Ju Tai Industrial Co., Ltd.	China

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tin	Kundur Smelter*	Indonesia
Tin	Leybold Co.,Ltd.	Japan
Tin	Lingbao Jinyuan Tonghui	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Liuzhou China Tin Group Co Ltd.*	China
Tin	Lübeck Gmbh	Unknown
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Materials Eco- Refining Co Ltd.	Japan
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	USA
Tin	Mineração Taboca S.A.*	Brazil
Tin	Ming Li Jia Smelt Metal Factory	China
Tin	Minsur*	Peru
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	Vietnam
Tin	Norteña De Metales, Sa	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	The Philippines
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Paranapanema*	Brazil
Tin	Phoenix Metal Ltd.*	Rwanda
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Hanjaya Perkasa Metals*	Indonesia
Tin	PT Indra Eramulti Logam Industri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	PT Wahana Perkit Jaya*	Indonesia
Tin	Resind Indústria e Comércio Ltda.*	Brazil

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tin	Rui Da Hung*	Taiwan
Tin	Settu Chemical Industry	Unknown
Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co.,Ltd.	China
Tin	Shenzhen Anchen Solder Tin Product Co., Ltd.	China
Tin	Shunda Huichang Kam Tin Co., Ltd.	China
Tin	Soft Metais Ltda.*	Brazil
Tin	Stretti	Unknown
Tin	Sun Surface Technology Co., Ltd.	China
Tin	Super Dragon Technology Co. Ltd.	Unknown
Tin	Super Ligas	Brazil
Tin	Thaisarco*	Thailand
Tin	Tianjin Huamei	China
Tin	Tianshu Longbo Business & Trade Co., Ltd.	China
Tin	Tianshui ling bo technology co., Ltd	China
Tin	Tim Plating Gejiu	China
Tin	Untracore Co.,Ltd.	Unknown
Tin	VQB Mineral and Trading Group JSC*	Vietnam
Tin	WC Heraeus	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.*	China
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Wuxi Lantronic Electronic Co Ltd	China
Tin	Xiamen Honglu Tungsten Molybdenum Co Ltd	Unknown
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	XiHai Luzhou China Tin Group*	China
Tin	Yifeng Tin	China

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tin	Yun Xiang Mining & Metallurgy Co., Ltd.*	China
Tin	Yun’Xin Non-Ferrous Electroanalysis Ltd.*	China
Tin	Yunnan Tin Company LTD*	China
Tin	Zhuhai Quanjia	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	ASSAB	China
Tungsten	Chenzou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Degutea	Republic of Korea
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Fort Wayne Wire Die	USA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tungsten	Heyuan Carbide Co., LTD	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China

APPENDIX I

Metal	Name of Smelter/Refiner	Country Location of Smelter/Refiner
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Jin Zhou	China
Tungsten	Kennametal Fallon*	USA
Tungsten	Kennametal Huntsville*	USA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Tech	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Niagara Refining LLC*	USA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Zigong Cemented Carbide	China

*	CFSI Certified as conflict free or as actively engaged in the audit process required for certification.

APPENDIX II

Countries of origin are believed to include:

Angola

Australia

Bolivia

Brazil

Burundi

Canada

Central African Republic

China

Colombia

Democratic Republic of the Congo

Estonia

Ethiopia

Germany

India

Indonesia

Japan

Malaysia

Mexico

Mozambique

Namibia

Nigeria

Peru

Republic of Korea

Republic of the Congo

Russian Federation

Rwanda

Sierra Leone

South Africa

South Sudan

Spain

Sudan

Switzerland

Taiwan

Tanzania

Thailand

Uganda

United Kingdom

USA

Vietnam

Zimbabwe